UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2007

                 Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)
Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As described in the attached press release, on April 26, 2007, the Board of Directors of Taylor Capital Group, Inc. (the "Company") elected Robin VanCastle as Chief Financial Officer, effective May 1, 2007.

Ms. VanCastle, 53, has served as the Company's Chief Accounting Officer since October 2006. From August 1993 to October 2006, Ms. VanCastle served as the Group Senior Vice President of Financial Management at Cole Taylor Bank (the "Bank"), the Company's wholly-owned subsidiary. Ms. VanCastle was the Director of Internal Audit at the Bank from August 1990 until August 1993. Prior to joining the Bank, Ms. VanCastle was in public accounting for 11 years and is a Certified Public Accountant.

Ms. VanCastle does not have any family relationship with any other executive officer of the Company, with any director of the Company, or with any person selected to become an officer or a director of the Company. Neither Ms. VanCastle, nor any member of her immediate family, is a party to any transaction or proposed transaction with the Company.

There are no arrangements or understandings between Ms. VanCastle and any other person pursuant to which Ms. VanCastle was selected as Chief Financial Officer of the Company. The terms of Ms. VanCastle's compensation arrangement in her capacity as Chief Financial Officer have not been determined at this time.

The Company's press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated April 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2007

TAYLOR CAPITAL GROUP, INC.

By:	/s/ ROBIN VANCASTLE
Robin VanCastle
Chief Financial Officer

Exhibit Index

Exhibit

Number Description of Exhibits

99.1 Press release dated April 30, 2007.